Exhibit 23.1

                      [Letterhead of Deloitte & Touche LLP]

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Great Atlantic & Pacific Tea Company, Inc. on Form S-8 of our report dated April 29, 1999, incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 27, 1999.



/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
May 18, 1999